Exhibit 99.1

Press Release | For Immediate Release
ZixCorp’s Preliminary Results for Fourth Quarter 2009 Point to Best Quarter in Company History
•	Reports fourth quarter new first-year orders in Email Encryption of $2.4 million, exceeding previous quarterly record by 35 percent

•	Provides annual guidance for first profitable year in 2010

•	Estimates that planned exit from e-Prescribing business will be at least neutral to earnings
DALLAS — January 6, 2010 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in email encryption services, today offered a financial update on the fourth quarter 2009 and provided guidance for 2010. Current estimates indicate the Company has achieved a record for new first-year orders in its Email Encryption business with $2.4 million for the fourth quarter of 2009, 61 percent higher than the fourth quarter of 2008. Total orders for Email Encryption were $11.3 million in the fourth quarter, also a record for the Company. The Company’s renewal rate in the fourth quarter for Email Encryption customers was 93 percent, resulting in a 91 percent overall renewal rate for calendar year 2009. The Company’s ending cash balance at December 31, 2009 is estimated to be $13.2 million. ZixCorp also affirmed its fourth quarter 2009 guidance for revenue of $7.9 to $8.1 million and adjusted non-GAAP earnings of $0.01 to $0.02 per share.
In addition, ZixCorp announced that it expects 2010 to be the first year of profitability, on both a GAAP and an adjusted non-GAAP basis, in the Company’s history. The Company projects its full-year 2010 revenues to be between $34 and $36 million, of which e-Prescribing revenues during the wind-down of this business would comprise $2.1 to $2.6 million. For full-year 2010, basic GAAP earnings per share are projected to be between $0.06 and $0.09, and fully-diluted earnings per share are projected to be between $0.05 and $0.08, assuming 67 million shares outstanding on a fully diluted basis. Fully diluted non-GAAP adjusted earnings per share, which are adjusted primarily for non-cash stock-based compensation and non-recurring expense items, are projected to be between $0.08 and $0.11.
“ZixCorp had a tremendous fourth quarter in our core Email Encryption business, smashing our previous record for new first-year orders by 35 percent, and, if our current estimates hold true, setting a record for overall revenue in the process,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “We believe we can build on this momentum for a strong year in 2010, and we expect this year to be our first year ever of profitability as a company. We expect healthy growth in orders this year to drive continued growth in revenues for Email Encryption, partially offset by the expected decline in e-Prescribing revenues in 2010 as we exit that business. With
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 866 257 4949 | fax 214 370 2070 | www.zixcorp.com

the expansion of HIPAA regulations under the American Recovery and Reinvestment Act of 2009 driving strong demand in healthcare where ZixCorp is the recognized leader in encrypted email, the ever-increasing recognition of the need for securing sensitive information, the superiority of our Software as a Service (“SaaS”) offering, the consolidation in the email encryption industry around just a few competitors, and our ability to increase investment in targeted opportunities, I believe this business will perform well in 2010 and allow us to achieve this significant milestone.”
A component of the Company’s 2010 forecast is management’s expectation that the e-Prescribing business will be breakeven to slightly profitable on a GAAP basis throughout the wind-down of this business during 2010. The Company has targeted December 31, 2010 as the official termination date for this business, due in large part to the expiration of ongoing contractual commitments by that date. ZixCorp has reduced its e-Prescribing staff to 10, and, based on projections for renewals to be just below historical rates in the first quarter of 2010 and then decline significantly as the end of 2010 approaches, the Company believes its e-Prescribing revenues should at least cover the costs incurred by this business during the wind-down process. On a cash basis, however, total outlays through the end of 2010 associated with the wind-down of the e-Prescribing business are projected to be between $1.0 million and $1.3 million. In addition, the Company expects that approximately $0.8 million of annual expenses projected to be allocated to the e-Prescribing business in 2010, including approximately $0.4 million of corporate costs such as insurance and facility costs and approximately $0.4 million of personnel-related costs for employees who provide services for both lines of business, will remain with the Company after the exit from the e-Prescribing business has been completed. Additional details on the wind-down process will be provided on the conference call to discuss the 2009 results.
ZixCorp to Announce Fourth Quarter and Full-Year 2009 Results on February 16
The Company’s fourth quarter and full-year 2009 operating results will be released after the close of U.S. financial markets on February 16, 2010. A conference call will be held to discuss this information on February 16 at 5:00 p.m. ET.
A live webcast of the conference call will be available on the investor relations portion of ZixCorp’s website at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-213-8833 or toll-free 866-700-5192 and entering access code 18258596. An audio replay of the conference will be available until February 23, by dialing 617-801-6888 or toll-free 888-286-8010 and entering the access code 13713238, and after that date via webcast from the Company’s website.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 866 257 4949 | fax 214 370 2070 | www.zixcorp.com

About Zix Corporation
Zix Corporation (ZixCorp®) is the leading provider of hosted email encryption services. ZixCorp’s email encryption services provide an easy and cost-effective way to ensure customer privacy and regulatory compliance for corporate email. ZixCorp offers the simplicity of Software as a Service with the convenience of customizable encryption policies. ZixCorp operates the largest email encryption directory in the world enabling seamless and secure communication among communities of interest. ZixCorp’s directory connects over 19 million members and includes over 20 state banking regulators, over 1,200 financial institutions, over 1,000 hospitals and over 30 Blue Cross Blue Shield organizations. For more information, please visit www.zixcorp.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which are subject to inherent risks and uncertainties and are not a guarantee of future results or performance. Actual results may differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the estimated financial information provided for 2009 may be subject to adjustment and may prove to be incorrect following the Company’s completion of its quarter- and year-end accounting procedures, as well as procedures to be undertaken by the Company’s independent accounting firm, the Company may not be able to achieve the results set forth in the projected financial information provided for 2010, the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial services and to achieve market acceptance of its Email Encryption business in other markets, the Company’s ability to maintain existing and generate other revenue opportunities, the Company’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues in its Email Encryption business, the expected increase in competition in the Company’s Email Encryption business, the Company’s ability to successfully and timely introduce new Email Encryption products and services and implement technological changes, and various risks and uncertainties associated with the wind-down process for the Company’s e-Prescribing business, including the fact that the Company may not be able to achieve the projected financial results described above. Further details pertaining to certain of the foregoing risks and uncertainties may be found in the Company’s public filings with the SEC. The Company does not intend,
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 866 257 4949 | fax 214 370 2070 | www.zixcorp.com

and undertakes no obligation, to update or revise any forward-looking statement, except as required by federal securities regulations.
SOURCE Zix Corporation
ZixCorp Contacts:
Public Relations: Geoff Bibby (214) 370-2241, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Zix Corporation | 2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 | phone 866 257 4949 | fax 214 370 2070 | www.zixcorp.com